Exhibit 10.94
AMERICAN ARBITRATION ASSOCIATION
ARBITRATION TRIBUNALS

In the Matter of the Arbitration

Re:           71 198 Y 00322 07
Pacific Biodiesel Texas, LP
vs.
Earth Biofuels, Inc.

ADMINISTRATOR:  Kimberly L. Emerson

AWARD

I, THE UNDERSIGNED ARBITRATOR, having been designated in accordance with the arbitration agreement of the above named parties dated October 18, 2006, having been duly sworn and having heard the allegations and proofs of the parties, do hereby make my award as follows:

Earth Biofuels, Inc. shall pay Pacific Biodiesel Texas, LP $530,000.00 plus reasonable attorneys fees of $22,800.00 for s total award of $552,800.00 with interest on the award as provided by applicable law.

     The administrative fees and expenses of the AAA totaling $11,400.00 shall be borne as incurred, and the compensation of the arbitrator totaling $$7,375.00 shall be borne equally by the parties.

This award is in full settlement of all claims submitted in this arbitration. All claims not herein expressly granted are denied.

Dated: April 1  , 2008.

/s/ Mike M. Tabor
Mike M. Tabor, Arbitrator

71-198-Y-00322-07
Earth Biofuels, Inc.

Administrative Fees and Expenses:

Filing Fees	$0.00

Case Services Fee	$0.00

Hearing Fees	$0.00

AAA Room Rental Fee	$75.00

Abeyance/Misc. AAA Fees	$0.00

Non-AAA Conference Room Expenses	$0.00

Misc Expenses	$0.00

Your Share of Administrative Fees:		$75.00

Amount Paid for Administrative Fees:		$75.00

Balance Administrative Fees:		$0.00

Neutral Compensation and Expenses:

Your Share of Neutral Compensation and Expenses:		$3,687.50

Amount Paid for Neutral Compensation and Expenses:		$4,720.00

Balance Neutral Compensation and Expenses:		(1,032.50)

Party Balance:		($1,032.50)